Exhibit G-4

                                                         (SOUTHERN COMPANY LOGO)

                                   NOTICE OF
                                 ANNUAL MEETING
                                      2001
                                & PROXY STATEMENT

--------------------------------------------------------------------------------
PROXY STATEMENT
CONTENTS
--------------------------------------------------------------------------------

General Information                                             1
-----------------------------------------------------------------
Corporate Governance                                            3
-----------------------------------------------------------------
Nominees for Election as Directors                              5
-----------------------------------------------------------------
Proposal to Approve the Company's Omnibus Incentive
   Compensation Plan                                            6
-----------------------------------------------------------------
Stockholder Proposal on Renewable Energy Sources               10
-----------------------------------------------------------------
Audit Committee Report                                         12
-----------------------------------------------------------------
Compensation & Management Succession Committee Report          13
-----------------------------------------------------------------
Executive Compensation Information                             16
-----------------------------------------------------------------
Stock Ownership Table                                          17
-----------------------------------------------------------------
Summary Compensation Table                                     19
-----------------------------------------------------------------
Stock Options                                                  20
-----------------------------------------------------------------
Option Exercises                                               21
-----------------------------------------------------------------
Long-Term Incentive Awards Table                               22
-----------------------------------------------------------------
Pension Plan Table                                             23
-----------------------------------------------------------------
Five-Year Performance Graph                                    24
-----------------------------------------------------------------
Appendix A - Audit Committee Charter                           A1

--------------------------------------------------------------------------------
LETTER TO STOCKHOLDERS
--------------------------------------------------------------------------------

         ALLEN FRANKLIN
         Chairman, President and
         Chief Executive Officer

                                                           (SOUTHERN COMPANY LOGO)

         Dear Fellow Stockholder:
         You are invited to attend the 2001 Annual Meeting of
         Stockholders at 10:00 a.m. EDT on Wednesday, May 23, 2001 at
         the Savannah International Trade & Convention Center in
         Savannah, Georgia.
         At the meeting, I will report on our business and our plans for the future. Also, we will elect our Board of Directors and vote on the other matters set forth in the accompanying
         Notice.
         Your vote is important. Please review the proxy material and return your proxy form as soon as possible.
         We look forward to seeing you on May 23.
         Sincerely,
         /s/ Allen Franklin
         Allen Franklin                                                                                     (PHOTO)

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - MAY 23, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TIME
--------------------------------------------------------------------------------

10:00 a.m. EDT, on Wednesday, May 23, 2001

--------------------------------------------------------------------------------
PLACE
--------------------------------------------------------------------------------

Savannah International Trade & Convention Center
One International Drive
Savannah, Georgia

--------------------------------------------------------------------------------
BUSINESS
--------------------------------------------------------------------------------

(1) Elect 10 members of the Board of Directors
(2) Approve the Omnibus Incentive Compensation Plan;
(3) Consider and vote upon stockholder proposal, if presented at the meeting, as described in Item 3 of the proxy statement; and
(4) Transact other business properly coming before the meeting or any adjournments thereof.

--------------------------------------------------------------------------------
RECORD DATE
--------------------------------------------------------------------------------

Stockholders owning Company shares at the close of business on March 26, 2001, are entitled to attend and vote at the meeting.

--------------------------------------------------------------------------------
DOCUMENTS
--------------------------------------------------------------------------------

The Proxy Statement, proxy form, and Southern Company Annual Report are included in this mailing.

--------------------------------------------------------------------------------
VOTING
--------------------------------------------------------------------------------

Even if you plan to attend the meeting in Savannah, please provide your voting instructions in one of the following ways as soon as possible:

(1) Internet -- use the Internet address on the proxy form
(2) Telephone -- use the toll-free number on the proxy form
(3) Mail -- mark, sign, and date the proxy form and return in the enclosed postage-paid envelope
By Order of the Board of Directors, Tommy Chisholm, Secretary, April 13, 2001

PROXY STATEMENT

--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------

Q: WHY AM I RECEIVING THIS PROXY STATEMENT?

A:The board of directors of Southern Company is soliciting your proxy for the 2001 Annual Meeting of Stockholders and any adjournments thereof. The meeting will be held at 10:00 a.m., EDT, on Wednesday, May 23, 2001, at the Savannah International Trade & Convention Center, One International Drive, Savannah, Georgia. This Proxy Statement and proxy form are initially being provided to stockholders on or about April 13, 2001.

Q: WHAT'S BEING VOTED UPON AT THE MEETING?

A:The election of 10 directors, the approval of the Company's Omnibus Incentive
  Compensation Plan, and the consideration of a stockholder proposal if presented at the meeting. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

Q: HOW DO I GIVE VOTING INSTRUCTIONS?

A:You may attend the meeting and give instructions in person or by the Internet, by telephone, or by mail. Instructions are on the proxy form. The proxy committee, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q: CAN I CHANGE MY VOTE?

A:Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the Company's secretary before the meeting.

Q: WHO CAN VOTE?

A:All stockholders of record on the record date of March 26, 2001. On that date, there were 684,081,584 Southern Company common shares outstanding and entitled to vote.

Q: HOW MUCH DOES EACH SHARE COUNT?

A:Each share counts as one vote, except votes for directors may be cumulative.
  For directors, you may multiply the number of shares you own by the number of directors to be elected and then cast the resulting number among the nominees as you wish. For the purpose of determining a quorum, abstentions are counted, but shares held by a broker that the broker fails to vote are not. Neither are counted for or against the matters being considered.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY FORM?

A:You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple accounts, please contact Stockholder Services at (800) 554-7626.

Q: WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2002 ANNUAL MEETING OF
   STOCKHOLDERS?

A:The deadline for the receipt of stockholder proposals to be considered for inclusion in the Company's proxy materials is December 14, 2001. They must be submitted in writing to Tommy Chisholm, Corporate Secretary, Bin 912, Southern Company, 270 Peachtree Street NW, Atlanta, Georgia 30303. Additionally, the proxy solicited by the Board of Directors for next year's meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in the Company's proxy materials unless the Company is provided written notice of such proposal no later than February 27, 2002.

Q: WHO PAYS THE EXPENSE OF SOLICITING PROXIES?

A:The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting.

--------------------------------------------------------------------------------
CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

HOW IS THE COMPANY ORGANIZED?

Southern Company is a holding company managed by a core group of officers and governed by a Board of Directors that has been set at 10 members. The nominees for election as directors consist of eight non-employees and two executive officers of the Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?

Only non-employee directors are compensated for Board service. The pay components are:

   ANNUAL RETAINERS:
- $40,000 if first elected as a director before 1997, of which $10,000 is deferred in shares of Company common stock until Board membership ends

- $49,000 if first elected as a director in 1997 or later, of which $19,000 is deferred in shares of Company common stock until Board membership ends

- $5,000 if serving as chairman of a Board committee

   EQUITY GRANTS:
- 400 additional shares of Company common stock in quarterly grants of 100 shares deferred until board membership ends

   MEETING FEES:
- $1,250 for each Board meeting attended

- $1,000 for each committee meeting attended

Directors may elect to defer up to 100 percent of their compensation until membership on the Board ends.

There is no pension plan for non-employee directors.

COMMITTEES OF THE BOARD

   AUDIT COMMITTEE:

- Members are Mr. Hardman, Chairman, Ms. Bern, Mr. Gordon, Dr. Pate and Mr. St.
  Pe

- Met seven times in 2000

- Oversees the Company's auditing, accounting, financial reporting, legal compliance, and internal control functions

- Reviews independent public accountant's reports on the Company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

- Recommends independent public accountants and reviews their services, fees, and the scope and timing of audits

The five members of the Audit Committee are independent as defined by rules of the New York Stock Exchange. The Board of Directors has adopted an Audit Committee Charter (see Appendix A).

Upon recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP as independent public accountants for 2001. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

   COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE:

- Members are Mr. St. Pe, Chairman, and Mr. Hardman

- Met five times in 2000

- Evaluates performance of executive officers and recommends their compensation

- Administers executive compensation plans

- Reviews management succession plans

   GOVERNANCE COMMITTEE:

- Members are Mr. Gordon, Chairman, Ms. Bern, Mr. Chapman and Mr. James

- Met three times in 2000

- Reviews corporate governance issues

- Considers and recommends nominees for election as directors

- Considers and recommends membership of committees of the board

- Reviews and recommends director compensation

The Governance Committee expects to identify from its own resources qualified nominees but will accept from stockholders recommendations of individuals to be considered as nominees. Stockholder recommendations, together with a description of the proposed nominee's qualifications, relevant biographical information, and signed consent to serve, should be submitted in writing to the Company's secretary and received by that office by December 14, 2001. Stockholder recommendations will be considered by the Governance Committee in determining nominees to recommend to the Board. The final selection of the Board's nominees is within the sole discretion of the Board of Directors.

   FINANCE COMMITTEE:

- Members are Mr. Chapman, Chairman, Mr. Amos and Mr. James

- Met seven times in 2000

- Reviews Southern's financial matters, recommends actions to the board, and approves certain capital expenditures

   NUCLEAR OVERSIGHT COMMITTEE:

Membership consists of Dr. Pate, Chairman

- Reviews nuclear operations activities
--------------------------------------------------------------------------------

The Board of Directors met seven times in 2000. The average attendance for directors at all board and committee meetings was 93 percent. No nominee attended less than 75 percent of applicable meetings.

--------------------------------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS
--------------------------------------------------------------------------------

ITEM NO. 1 -- ELECTION OF DIRECTORS

The persons named on the enclosed proxy form will vote, unless otherwise instructed, each properly executed form of proxy for the election of the following nominees as directors. If any named nominee becomes unavailable for election, the board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

DANIEL P. AMOS -- Director since 2000
Mr. Amos, 49, is president, and chief executive officer of AFLAC Incorporated, insurance. He is a director of AFLAC Incorporated, CIT Group and Georgia Power Company.

DORRIT J. BERN -- Director since 1999
Ms. Bern, 50, is chairman of the board, president, and chief executive officer of Charming Shoppes, Inc., retail apparel stores. She served as group vice president of Sears, Roebuck and Co. from 1993 to August 1995, and as vice chairman of the board, president, and chief executive officer of Charming Shoppes from August 1995 until January 1997, when she was appointed to her current position.

THOMAS F. CHAPMAN -- Director since 1999
Mr. Chapman, 57, is chairman of the board and chief executive officer of Equifax, Inc., information services and transaction processing. He served as executive vice president and group executive from 1993 to August 1997, president from August 1997 to June 1999, and chief operating officer of Equifax from August 1997 to January 1998. He was appointed chief executive officer in January 1998 and chairman of the board of Equifax in May 1999. He is a director of Equifax, Inc.

H. ALLEN FRANKLIN -- Director since 1988
Mr. Franklin, 56, is chairman, president and chief executive officer of the Company. He served as president and chief executive officer of Georgia Power Company and executive vice president of the Company from 1994 until June 1999. He served as president and chief operating officer of the Company from June 1999 to March 2001 and president and chief executive officer from March 1 to April 1 when he assumed his current position. He is a director of SouthTrust Corporation and Southern system companies -- Alabama Power Company, Georgia Power Company, and Gulf Power Company.

BRUCE S. GORDON -- Director since 1994
Mr. Gordon, 54, is group president of retail services of Verizon, telecommunications. He served as group president -- consumer and small business of Verizon from 1993 to August 1997, and as group president retail services of Verizon from August 1997 until December 1998, when he was appointed to his current position. He is a director of Barfield Companies.

L. G. HARDMAN III -- Director since 1986
Mr. Hardman, 61, is chairman of the board and chief executive officer of nBank.Corp., chairman of the board of The First National Bank of Commerce, Georgia; and chairman of the board, president, and treasurer of Harmony Grove Mills, Inc. He is a director of Georgia Power Company.

ELMER B. HARRIS -- Director since 1989
Mr. Harris, 61, is president and chief executive officer of Alabama Power Company and executive vice president of the Company. He is a director of AmSouth Bancorporation, Mercedes-Benz U.S. International, Inc. and Alabama Power Company.

DONALD M. JAMES -- Director since 1999
Mr. James, 52, chairman and chief executive officer of Vulcan Materials Company, construction materials and industrial chemicals. He served as president of the Southern Division of Vulcan Materials Company from 1994 to 1996; senior vice president from 1995 to 1996; president and chief operating officer from February 1996 until February 1997; and president and chief executive officer of Vulcan Materials Company from February 1997 until May 1997, when he was appointed to his current position. He is a director of Protective Life Corporation and SouthTrust Corporation.

ZACK T. PATE -- Director since 1998
Dr. Pate, 64, is chairman of the World Association of Nuclear Operators and chairman emeritus of the Institute of Nuclear Power Operations (INPO), an independent, nonprofit organization promoting safety, reliability, and excellence in the operation of nuclear electric generating plants. Prior to 1998, he was president and chief executive officer of INPO.

GERALD J. ST. PE -- Director since 1995
Mr. St. Pe, 61, is executive vice president of Litton Industries, Inc. and chief operating officer of Litton Ship Systems. He served as president of Ingalls Shipbuilding, Inc., a division of Litton Industries, Inc., from 1987, and senior vice president of Litton Industries, Inc. from 1986 until June 1999, when he was appointed to his current positions.

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

The Board of Directors recommends a vote "For" the nominees listed in Item No.
1.

--------------------------------------------------------------------------------
PROPOSAL TO APPROVE THE OMNIBUS INCENTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------

ITEM NO. 2 -- PROPOSAL TO APPROVE THE OMNIBUS INCENTIVE COMPENSATION PLAN

Upon recommendation of the Compensation & Management Succession Committee (the "Committee"), the Board of Directors approved the Southern Company Omnibus Incentive Compensation Plan (the "Plan"), subject to stockholder approval. The Plan provides for awards of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Units, Performance Shares, and Cash-Based Awards. If the Plan is approved by the stockholders, the Company's Performance Stock Plan, Performance Pay Plan, Performance Pay Plan-Shareholder Approved, and Performance Dividend Plan will be terminated and any outstanding awards thereunder will be transferred to the Plan. With the exception of the Performance Pay Plan, these plans have been approved by the Company's stockholders.

The purposes of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company's goals and to provide the potential for levels of compensation that will enhance the Company's ability to attract, retain, and motivate employees. All employees will be eligible to participate in the Plan. In the initial Plan year, approximately 24,000 employees will participate in the Plan.

PLAN ADMINISTRATION

The Plan will be administered by the Committee. The Committee consists of two directors of the Company who are not employees of the Company or its subsidiaries. The Committee has broad authority to administer and interpret the Plan, including authority to make awards, determine the size and terms applicable to awards, establish performance goals, determine and certify the degree of goal achievement, and amend the terms of awards consistent with Plan terms.

The Board of Directors may terminate or amend the Plan at any time; provided, however, without stockholder approval, the Board may not increase the total number of shares of the Company's common stock ("Common Stock") available for grants under the Plan. The Plan will terminate May 23, 2011, unless terminated sooner by the Board of Directors.

TYPES OF AWARDS

Stock Options: entitle the participant to purchase up to the number of shares of Common Stock specified in the grant at a specified price (the "Option Price"). The Committee may grant Incentive Stock Options or Nonqualified Stock Options (collectively, "Stock Options"). Incentive Stock Options are intended to comply with Section 422 of the Internal Revenue Code (the "Code"). The Committee will establish the terms of Stock Options including the Option Price, vesting, duration, transferability, and exercise procedures. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant.

Stock Options must be paid in full when exercised either (i) in cash, (ii) by foregoing compensation that the Committee agrees otherwise would be owed, or
(iii) by tendering previously acquired shares of Common Stock that have been held by the participant for at least six months, or by any combination thereof.

Stock Appreciation Rights: are rights that, when exercised, entitle the participant to the appreciation in value of the number of shares of Common Stock specified in the grant, from the date granted to the date exercised. The exercised Stock Appreciation Right may be paid in cash or Common Stock, as determined by the Committee. Stock Appreciation Rights may be granted in the sole discretion of the Committee in conjunction with Stock Options.

Restricted Stock Awards: are grants of shares of Common Stock, full rights to which are conditioned upon continued employment or the achievement of performance goals. The Committee will establish a "Restriction Period" for each Restricted Stock Award made. The Committee also can impose other restrictions or conditions on the Restricted Stock Awards such as payment of a stipulated purchase price. The participant may be entitled to dividends paid on the Restricted Stock and may have the right to vote such shares.

A total of 30 million shares of Common Stock is available for grants under the Plan in addition to the shares that have not yet been granted under the Performance Stock Plan that was approved by the stockholders in 1997. Under the Plan, the maximum number of shares of Common Stock that may be the subject of any award to a participant during any calendar year is 5,000,000 shares of Common Stock for Stock Options and Stock Appreciation Rights and 1,000,000 shares of Common Stock for Restricted Stock Awards. On March 26, 2001, the closing price per share of Common Stock reported on the New York Stock Exchange Composite Tape was $33.24. If there are any changes in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, or any reorganization or any partial or complete liquidation of the Company, adjustments will be made in the number and class of shares of Common Stock which may be delivered under the Plan, in the number and class of and/or price of shares of Common Stock subject to outstanding awards under the Plan, and in the maximum number of shares of Common Stock that may be granted to any individual during any calendar year, as may be determined to be appropriate and equitable by the Committee, to prevent dilution or enlargement of rights.

Restricted Stock Units: are awards that entitle the participant to the value of shares of Common Stock at the end of a designated restriction period. Except for voting rights, they may have all of the characteristics of Restricted Stock Awards, as described above. Restricted Stock Units may be paid out in cash or shares. The maximum amount payable to any participant for Restricted Stock Units granted in any one year is the higher of $10,000,000 or 1,000,000 shares of Common Stock

Performance Units, Performance Stock Awards, and Cash-Based Awards (collectively "Performance Awards"): are awards that entitle the participant to a level of compensation based on the achievement of pre-established performance goals over a designated performance period. Performance Units shall have an initial value determined by the Committee. The value of a Performance Share will be the fair market value of Common Stock on the grant date. A Cash-Based Award will have the value determined by the Committee. At the beginning of the performance period the

Committee will determine the number of Performance Units or Performance Shares awarded or the target value of Cash-Based Awards, the performance period, and the performance goals. At the end of the performance period the Committee will determine the degree of achievement of the performance goals which will determine the level of payout. The Committee may set performance goals using any combination of the following criteria:

- Earnings per share;

- Net income or net operating income (before or after taxes and before or after extraordinary items);

- Return measures (including, but not limited to, return on assets, equity, or sales);

- Cash flow return on investments which equals net cash flows divided by owners' equity;

- Earnings before or after taxes;

- Gross revenues;

- Gross margins;

- Share price (including, but not limited to, growth measures and total shareholder return);

- Economic Value Added, which equals net income or net operating income minus a charge for use of capital;

- Operating margins;

- Market share;

- Revenue growth;

- Capacity utilization;

- Increase in customer base;

- Environmental health and safety;

- Diversity; and

- Quality.

Performance Awards may be paid in cash or shares of Common Stock or a combination thereof in the Committee's discretion. The maximum amount payable to any participant for Performance Shares awarded in any one year is the higher of $10,000,000 or 1,000,000 shares of Common Stock per award type. The maximum amount payable to any participant for Cash-Based Awards or Performance Units awarded in any one year is $10,000,000.

CHANGE IN CONTROL PROVISIONS

If a change in control occurs, all Stock Options, Stock Appreciation Rights, Restricted Stock Awards, and Restricted Stock Units will vest immediately and if the Plan is not continued or replaced with a comparable plan, pro-rata payments of all Performance Awards at not less than target-level performance will be
paid. (See page   for a description of individual change in control agreements.)

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS GRANTED UNDER THE PLAN

The following is a summary of some of the more significant Federal income tax consequences under present law of the granting and exercise of Stock Options under the Plan.

No taxable income is realized by a participant upon the grant of a Stock Option, and no deduction is then available to the Company.

Upon exercise of a Nonqualified Stock Option, the excess of the fair market value of the shares of Common Stock on the date of exercise over the Option Price will be taxable to the participant as ordinary income and, subject to any limitation imposed by Section 162(m) of the Code, deductible by the Company. If a participant disposes of any shares of Common Stock received upon the exercise of any Nonqualified Stock Option granted under the Plan, such participant will realize a capital gain or loss equal to the difference between the amount realized on disposition and the
 8
value of such shares at the time it was exercised. The gain or loss will be either long-term or short-term, depending on the holding period measured from the date of exercise. The Company will not be entitled to any further deduction at that time.

A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Stock Option. If the shares acquired by exercise of an Incentive Stock Option are held for the longer of two years from the date the option was granted or one year from the date it was exercised, any gain or loss resulting from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize taxable income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the Option Price, and the Company will be entitled to a corresponding deduction.

The Company is required to withhold and remit to the Internal Revenue Service income taxes on all compensation which is taxable as ordinary income. Upon exercise of Nonqualified Stock Options, as a condition of such exercise, a participant must pay or arrange for payment to the Company of cash representing the appropriate withholding taxes generated by the exercise.

COMPLIANCE WITH SECTION 162(M) OF THE CODE

The Board is seeking stockholder approval of the Plan partly in order to qualify all compensation to be paid under the Plan for the maximum income tax deductibility under Section 162(m) of the Code. Section 162(m) of the Code generally limits tax deductibility of certain compensation paid to each of the Company's five most highly compensated executive officers to $1,000,000 per officer, unless the compensation is paid under a performance plan, meeting certain criteria under the Code, that has been approved by its stockholders.

VOTE NEEDED FOR PASSAGE OF PROPOSAL

The vote needed to approve the Plan is a majority of the shares of the Company's stock represented at the meeting and entitled to vote.

The Board of Directors recommends a vote "For" Item No. 2.

ESTIMATED AWARDS UNDER THE PLAN

The following table sets forth the estimated amounts of Cash-Based Awards (Annual Long-Term Incentives) at target-level performance to be paid under the Plan at target-level performance for the year ending December 31, 2001.

  --------------------------------------------------------------------------------------------------------------
                                                                       ANNUAL       LONG-TERM       STOCK
      NAME AND POSITION                                             INCENTIVE($)   INCENTIVE($)   OPTIONS(#)
  --------------------------------------------------------------------------------------------------------------
      A. W. Dahlberg, Retired Chairman & CEO, Southern Company          245,925      2,973,382     1,451,770
  --------------------------------------------------------------------------------------------------------------
      H. A. Franklin, Chairman, President & CEO, Southern Company       900,000        623,744       495,997
  --------------------------------------------------------------------------------------------------------------
      S. M. Fuller, President, Mirant Corporation                             0              0             0
  --------------------------------------------------------------------------------------------------------------
      E. B. Harris, President, Alabama Power Company                    432,900        399,030       255,491
  --------------------------------------------------------------------------------------------------------------
      D. M. Ratcliffe, President, Georgia Power Company                 339,424        237,812       154,863
  --------------------------------------------------------------------------------------------------------------
      W. L. Westbrook, Retired Financial VP, CFO & Treasurer,
      Southern Company                                                   52,621         87,779             0
  --------------------------------------------------------------------------------------------------------------
      Executive officers as a group                                   3,465,183      4,898,396     2,712,359
  --------------------------------------------------------------------------------------------------------------
      Non-executive directors or nominees as a group                          0              0             0
  --------------------------------------------------------------------------------------------------------------
      Non-executive officer employees                               194,180,363     16,859,520    12,135,611
  --------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STOCKHOLDER PROPOSAL ON RENEWABLE ENERGY SOURCES
--------------------------------------------------------------------------------

ITEM NO. 3 -- STOCKHOLDER PROPOSAL ON RENEWABLE ENERGY SOURCES

The Company has been advised that Mr. Robert B. Mills, 1233 12th Street, NW, Washington, DC 20005, holder of 90 shares of common stock, proposes to submit the following resolution at the 2001 Annual Meeting of Stockholders:

                     INVEST IN CLEAN ENERGY (ICE) PROPOSAL

"Be it resolved: that the shareholders recommend that Southern Company should invest sufficient resources to build new electrical generation from solar and wind power sources to replace approximately one percent (1%) of system capacity yearly for the next twenty years with the goal of having the company producing twenty percent (20%) of generation capacity from clean renewable sources in 20 years."

                          STATEMENT OF SECURITY HOLDER

"Utility deregulation demands the company present a good public image, and the public is demanding progress towards clean energy.

"Efforts must be made to slow down changes in global climate so that we can continue to survive on planet earth.

"The proposal allows flexibility in schedule for the Board of Directors to implement this proposal. The 20% figure is just a reasonable and conservative goal to aim for.

"A one percent yearly addition to generation capacity allows for small pilot plants to be built and tried as the program advances.

"Although initial building costs might be larger, solar and wind power sources do not require the purchase of fuel, which can make these additions to generation capacity very attractive economically over the long term, especially if the cost of fossil fuels rises. The company should look to building facilities that are made to last a long time.

"A one percent annual building program of solar and wind power generation facilities would translate to annual additions in the 100 to 200 megawatt range. Solar power towers, wind farms, solar photovoltaic arrays and parabolic solar troughs already exist in other places in this range of power production, proving that Southern could realistically build such facilities in Georgia and elsewhere."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 3 FOR THE FOLLOWING REASONS:

The Company has long recognized that renewable energy resources such as solar, wind, biomass, and hydroelectricity could potentially play a role in increasing the diversity of our fuel mix and in meeting our environmental goals. In recent years renewable energy sources have received particular attention due to their low net emissions of greenhouse gases to the atmosphere. Renewables would therefore contribute less to any potential global warming concerns.

Renewable energy and advanced fossil technologies are among an assortment of generation options that continue to be considered by the Company. Having a diversity of generation options is important in ensuring the continuation of reliable, economic, and environmentally friendly electric energy. Although renewable energy sources offer environmental advantages, they unfortunately have drawbacks as well. Renewable options currently tend to be more expensive than traditional energy sources. In addition, because wind and solar only produce usable energy when wind or sunshine are available, these technologies require large energy storage systems or backup generation to maintain sufficient capacity to meet customer demand.

The Company has been seeking ways to incorporate renewable generation into the Southern electric system without adversely affecting cost and reliability. The Company has put significant effort into research and demonstration programs to advance and find applications for these technologies. We believe that the proper approach to adding sustainable, new renewable resources to our generating mix is through partnerships with our customers. The Company, therefore, is in the process of developing EarthCents(TM) "green power" programs to allow customers to purchase green energy. Through these green power programs, customers can choose to pay the additional generating costs for supplying some of their electricity from renewable sources without affecting the costs of other customers. In Florida and Alabama, the program allows customers to invest monthly toward the construction of up to 1000 kilowatts of solar electric systems. Georgia Power Company, working with the local environmental community, is determining accreditation criteria for Georgia in preparation for being able to develop and file a green pricing program that allows customers to purchase power generated from a mix of renewable sources. All of these green power programs will be structured to ensure that customers not choosing to participate will not bear any of the additional costs or risks that result from establishing and operating these renewable projects.

The Company's objective is to utilize the market and our customers' needs to propel the growth of renewable energy technologies through a voluntary green power program. The Company believes that this approach of encouraging and facilitating the introduction of renewable energy is preferable to establishing arbitrary capacity goals.

The vote needed to pass the proposed stockholder resolution is a majority of the shares represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 3.

--------------------------------------------------------------------------------
AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

WHAT IS THE AUDIT COMMITTEE'S PHILOSOPHY?

The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements of the Company and its subsidiaries in the Annual Report with management. The Committee's review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The independent public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee reviewed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Committee has also considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining their independence.

The Committee discussed the overall scopes and plans with the Company's internal and independent public accountants for their respective audits. The Committee meets with the internal auditors and the independent public accountants, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held seven meetings during 2000.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company's Annual Report for the year ended December 31, 2000 and filed with the Securities and Exchange Commission. The Committee also recommended to the Board of Directors (and the Board approved) the selection of the Company's independent public accountants.

Members of the Committee:

     L. G. Hardman III, Chair
     Dorrit J. Bern
     Bruce S. Gordon
     Zack T. Pate
     Gerald J. St. Pe

PRINCIPAL PUBLIC ACCOUNTING FIRM FEES

The following represents the fees billed to the Company for the last fiscal year by Arthur Andersen LLP - the Company's principal public accountant:

Audit Fees..................................................  $   4,600,000
Financial Information Systems Design and Implementation
  Fees......................................................      1,200,000
All Other Fees..............................................     15,100,000(a)
          Total.............................................  $  20,900,000

(a) This included $3,300,000 for services provided by Andersen Consulting (now known as Accenture) prior to its August 7, 2000 separation as an affiliate of Arthur Andersen LLP.

--------------------------------------------------------------------------------
COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE REPORT
--------------------------------------------------------------------------------

WHAT IS THE EXECUTIVE COMPENSATION PHILOSOPHY?

Our intent is to provide a competitive compensation program that is linked directly to the Company's strategic business objectives and its short- and long-term operating performance. With the objective of maximizing stockholder value over time, this policy serves to align the interests of executives and stockholders.

WHAT COMPRISES TOTAL EXECUTIVE COMPENSATION?

- Base pay,

- Short-term incentives (annual performance bonuses), and

- Long-term incentives.

TOTAL EXECUTIVE COMPENSATION

Total executive compensation targets are set at the size-adjusted median of the marketplace. With the exception of Mr. Dahlberg and Ms. Fuller, the marketplace is defined as a group of large companies in the electric and gas utility industries. Twenty of these companies are included in the 26 companies that comprise the Standard & Poor's Electric Utility Index - the peer group used in the five-year performance graph.

The marketplace for Mr. Dahlberg's total compensation is determined by using a weighting of:

- Seventy percent by comparison to the mentioned electric and gas utility companies, and

- Thirty percent by comparison to a group of heavy industrial and durable goods manufacturing companies within a comparable size range.

The marketplace comparison for Ms. Fuller was a similar group of heavy industrial and durable goods manufacturing companies.

BASE PAY

A range for base pay is determined for each executive by comparing the base pay at the appropriate peer group of companies described previously. Base pay is set at a level that is at or below the size-adjusted median paid at those companies because of our emphasis on incentive compensation in our executive compensation program.

ANNUAL PERFORMANCE BONUSES

Annual bonuses are paid through the Performance Pay Plan. All named executives participated in this Plan in 2000.

PERFORMANCE GOALS

The annual performance bonuses are based on the attainment of corporate goals that we set at the beginning of the year.

We believe that accomplishing the corporate goals is essential for the Company's continued success and sustained financial performance. For 2000, the corporate performance goals included specific targets for:

- Company earnings  -- earnings per share from operations ("EPS"), and

- Subsidiary companies' net income and return on equity ("ROE")

A target performance level is set for each goal. Performance above or below the targets results in proportionately higher or lower bonus payments. A target percentage of base pay is established for each executive officer based on position level for target-level performance. Bonuses may range from 50 percent of the target to 250 percent based on the degree of achievement of goals. No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if the Company's current earnings are not sufficient to fund the common stock dividend at the same level as the prior year.

ANNUAL BONUS PAYMENTS

Performance met or exceeded the target levels in all areas in 2000, resulting in bonuses that exceeded the target levels.

Mr. Dahlberg's annual performance bonus under the Performance Pay Plan for target-level performance was 100 percent of his base pay. His bonus paid for 2000 performance was based entirely on the degree of achievement of the Company's EPS goal and resulted in a payment that exceeded the target.

LONG-TERM INCENTIVES

We based a significant portion of our total compensation program on long-term incentive compensation. Mr. Dahlberg's long-term compensation represented nearly 50 percent of his total compensation for 2000.

Long-term incentive vehicles are:

- Productivity Improvement Plan (Messrs. Dahlberg and Franklin, only),

- Company stock options and performance dividend equivalents, and

- Mirant Corporation equity based compensation (Ms. Fuller, only).

PRODUCTIVITY IMPROVEMENT PLAN

This Plan compensates executives based on comparison of the Company's performance over a four-year period with other electric utility companies. The basis used to measure Company performance was total shareholder return ("TSR"). The bonuses paid under the Plan were for the four-year performance period of January 1, 1997 through December 31, 2000.

Targets under the Plan range from 50 to 65 percent of base pay at the beginning of the performance period. Mr. Dahlberg's target was 65 percent. The actual bonus paid was based on the Company's performance compared to other utility companies and could range from 50 percent of the target level to 200 percent. TSR must be at the 30th percentile for any bonus to be paid. If it reaches the 90th percentile, the maximum bonus is paid.

For the period that ended on December 31, 2000, the TSR (for 1997 through 2000) was at the 58(th) percentile, resulting in achievement of 120 percent of the target level. However, because the bonus opportunity increased under the Performance Pay Plan, we reduced the payout under the Plan substantially in order to keep total compensation at the desired competitive levels.

COMPANY STOCK OPTIONS AND PERFORMANCE DIVIDENDS

Executives are granted options with ten-year terms to purchase the Company's common stock at the market price on the date of the grant. The estimated annualized value represented 45 percent of Mr. Dahlberg's total compensation and 20-30 percent for the other executives. The size of prior grants and the number of options outstanding were not considered in determining the size of the grants made in 2000. These options vest over a three-year period.

Executives also are paid performance-based dividend equivalents on stock options granted after 1996 and held at the end of the year. Dividend equivalents can range from 25 percent of the common stock dividend rate if TSR, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend rate if it reaches the 90th percentile. Mr. Dahlberg receives twice the amount per share paid to the other executives.

For stock options held on December 31, 2000, Mr. Dahlberg received $1.80 per share and the other executives received $.90 per share.

MIRANT CORPORATION EQUITY BASED COMPENSATION

STOCK OPTIONS

Ms. Fuller was granted Mirant Corporation stock options. (Mirant Corporation, formerly Southern Energy, Inc., is a former subsidiary of the Company that was spun off to the Company's stockholders on April 2, 2001.)

The stock options were granted at the fair market value of Mirant's common stock on the grant date and vest over a three year period. They represent a significant portion of her total compensation.

PERFORMANCE RESTRICTED STOCK UNITS

Performance restricted stock units were awarded to Ms. Fuller in 2000. These units vest in 20 percent increments based on attainment of predetermined levels of stock price appreciation over the market price of Mirant common stock on the grant date. Vested units are payable in cash or may be deferred until termination of employment at the election of the recipient.

VALUE CREATION PLAN

Prior to Mirant being publicly traded, the Company initiated a long-term incentive plan, the Value Creation Plan, which granted stock appreciation rights to eligible Mirant employees. Ms. Fuller was granted two types of rights: standard appreciation rights and indexed appreciation rights. The standard appreciation rights pay a recipient for appreciation over a fixed base value. The indexed appreciation rights pay for appreciation over a base value that increases each year by a predetermined interest rate. When Mirant became publicly traded, Ms. Fuller's standard rights were converted into Mirant stock options and the indexed rights were converted into Mirant stock appreciation rights. The Value Creation Plan was terminated in 2000 following the conversion of the Value Creation Plan rights into options and appreciation rights.

POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits the deductibility of certain executive's compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by stockholders. The Company has obtained stockholder approval of the Performance Stock Plan, Performance Pay Plan -- Shareholder Approved -- , and Performance Dividend Plan, and Value Creation Plan and is seeking stockholder approval of the Omnibus Incentive Compensation Plan (see Item No. 2 on page 6). However, our policy is to maximize long-term stockholder value, and tax deductibility is only one factor considered in setting compensation.

SUMMARY

We believe that the policies and programs described in this report link pay and performance and serve the best interest of stockholders. We frequently review the various pay plans and policies and modify them as we deem necessary to continue to attract, retain, and motivate talented executives.

Members of the Committee:

     G. J. St. Pe, Chairman
     L. G. Hardman III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation & Management Succession Committee is made up of non-employee directors who have never served as executive officers of the Company. During 2000, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation and Management Succession Committee.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

EMPLOYMENT, CHANGE IN CONTROL, AND SEPARATION AGREEMENTS

The Company has Change in Control Agreements with each of its executive
officers, including those shown on the Summary Compensation Table on page   . If
an executive is involuntarily terminated, other than for cause, within two years following a change in control of the Company, the Agreements provide for:

- lump sum payment of three times annual compensation,

- up to five years' coverage under group health and life insurance plans,

- immediate vesting of all stock options and stock appreciation rights previously granted,

- payment of any accrued long-term and short-term bonuses and dividend equivalents, and

- payment of any excise tax liability incurred as a result of payments made under the Agreements.

A change in control of the Company is defined under the Agreements as:

- acquisition of at least 20 percent of the Company's stock,

- a change in the majority of the members of the Company's board of directors,

- a merger or other business combination that results in the Company's stockholders immediately before the merger owning less than 65 percent of the voting power after the merger, or

- a sale of substantially all the assets of the Company.

If a change in control affects only a subsidiary of the Company, these payments would only be made to executives of the affected subsidiary who are involuntarily terminated as a result of that change in control.

A change in control of a subsidiary of the Company is defined as:

- acquisition of at least 50 percent of the subsidiary stock,

- a merger or other business combination unless the Company controls the surviving entity, or

- a sale of substantially all of the assets of the subsidiary.

The Company also has amended its short- and long-term incentive plans to provide for pro-rata payments at not less than target-level performance if a change in control occurs and the plans are not continued or replaced with comparable plans.

On February 28, 1998, the Company and Georgia Power Company entered into a Deferred Compensation Agreement with Mr. Franklin which provided that on the fifth anniversary of the Agreement, if still employed by the Company or one of its subsidiaries, Mr. Franklin would receive the cash value of the number of shares of common stock that could have been purchased for $500,000 on February 28, 1998, and on which dividends were reinvested throughout the five-year period. If certain performance goals were met, Mr. Franklin also would receive the estimated income tax expense on the compensation. Georgia Power assigned this agreement to Southern Company Services effective July 8, 1999. On April 1, 2001, the Agreement was cancelled and the phantom stock units deferred under the terms of the Company's deferred compensation plan until termination of employment.

On October 5, 1999, the Company and Southern Energy Resources (now, Mirant Services, LLC.) entered into a Deferred Compensation Agreement with Ms. Fuller. On July 1, 2003, if still employed by Mirant, Ms. Fuller will receive the cash value of the number of shares of Company common stock that could have been purchased for $400,000 on October 5, 1999, and on which dividends were reinvested throughout the period. If certain performance goals are met, Ms. Fuller also will receive the estimated income tax expense on the compensation. Ms. Fuller may elect to defer receipt of the award until termination of employment.

Mr. Dahlberg retired from the Company on April 1, 2001. In connection with his retirement, the Company entered into an agreement with him. This agreement provides for a severance payment of $200,000 supplemental pension payments, and supplemental incentive awards. Mr. Dahlberg's pension payment will be calculated as if he has an additional 13 months of accredited service, there is no early retirement reduction, and he receives regular base salary increases and incentive awards of at least 150% of the target established by the Compensation and Management Succession Committee, for the additional 13 months. The supplemental pension payment attributable to this agreement is approximately $360,000 per year. Mr. Dahlberg's supplemental incentive award will equal the difference between the award he is entitled to receive under the Performance Pay Plan, or similar plan, (a prorated award based on retirement date) and the award he would be entitled to if he remained employed with the Company through December 31, 2001. He also will receive one additional payment of performance dividend awards based on actual performance under the Performance Dividend Plan, or similar plan, under the terms of the Plan in effect on his retirement date. He will receive the difference, if any, between the awards he actually receives under the Performance Dividend Plan as a retired Plan participant (three annual awards) and the awards he would have received under the Plan based on the Plan terms in effect on his retirement date and the size of his awards as approved by the Compensation and Management Committee in 2001 (payout percentage increased by a factor of two). The Agreement also contains customary releases by the Company and Mr. Dahlberg and an agreement by Mr. Dahlberg to not engage in specified competitive activities for two years.

Mr. Westbrook retired from the Company on April 1, 2001. In connection with his retirement, the Company entered into an agreement with Mr. Westbrook. This agreement provides for a severance payment of $774,000 and supplemental pension payments of $9,927 per month. The Agreement also contains customary releases by the Company and Mr. Westbrook and an agreement by Mr. Westbrook to not engage in specified competitive activities for two years.

--------------------------------------------------------------------------------
STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance: Messrs. Amos, Franklin, Hairston, Klappa, and Ratcliffe filed amended reports with the Securities and Exchange Commission for transactions in Southern Company common stock:
Amos -- one report for the Company's payment of his director's stock retainer for December 2000; Franklin -- one report for the grant by the Company of restricted stock units under a deferred compensation agreement (see page for a description of the agreement) and three reports for the reinvestment of dividends on that grant; Hairston -- one report for the grant by the Company of restricted stock units under a deferred compensation agreement and three reports for the reinvestment of dividends on that grant; Klappa -- one report for the grant by the Company of restricted stock units under a deferred compensation agreement and one report for the reinvestment of dividends on that grant; and Ratcliffe -- one report for the acquisition of phantom stock units under the Company's deferred compensation plan for employees.

This table shows the number of shares of the Company's common stock and Mirant Corporation common stock owned by directors, nominees, and executive officers as of December 31, 2000. The shares owned by all directors, nominees, and executive officers as a group constitute less than one percent of the total number of shares of the respective classes.

                                                                           Shares Beneficially Owned Include:
                                                                           ----------------------------------
                                                                               Shares
                                                                            Individuals
                                                               SHARES      Have Rights to
                                                            BENEfiCIALLY   Acquire within    Shares Held by
                                   TITLE OF SECURITY          OWNED(1)       60 DAYS(2)     FAMILY MEMBERS(3)
-------------------------------------------------------------------------------------------------------------
DANIEL P. AMOS                       Southern Common Stock        10,625
-------------------------------------------------------------------------------------------------------------
DORRIT J. BERN                       Southern Common Stock         6,189
-------------------------------------------------------------------------------------------------------------
THOMAS F. CHAPMAN                    Southern Common Stock         1,614
-------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                       Southern Common Stock       799,933          718,113
                                       Mirant Common Stock         6,000
-------------------------------------------------------------------------------------------------------------

                                                                           Shares Beneficially Owned Include:
                                                                           ----------------------------------
                                                                               Shares
                                                                            Individuals
                                                               SHARES      Have Rights to
                                                            BENEfiCIALLY   Acquire within    Shares Held by
                                   TITLE OF SECURITY          OWNED(1)       60 DAYS(2)     FAMILY MEMBERS(3)
-------------------------------------------------------------------------------------------------------------
H. ALLEN FRANKLIN                    Southern Common Stock       298,828          262,874
                                       Mirant Common Stock        10,000
-------------------------------------------------------------------------------------------------------------
S. MARCE FULLER                      Southern Common Stock        56,117           51,401
                                       Mirant Common Stock       140,797          135,697
-------------------------------------------------------------------------------------------------------------
BRUCE S. GORDON                      Southern Common Stock         7,717
-------------------------------------------------------------------------------------------------------------
L. G. HARDMAN III                    Southern Common Stock        19,161                                  100
-------------------------------------------------------------------------------------------------------------
ELMER B. HARRIS                      Southern Common Stock       316,408          266,053                 310
                                       Mirant Common Stock        10,000
-------------------------------------------------------------------------------------------------------------
DONALD M. JAMES                      Southern Common Stock         4,900
-------------------------------------------------------------------------------------------------------------
ZACK T. PATE                         Southern Common Stock        22,495
                                       Mirant Common Stock         2,000
-------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE                      Southern Common Stock       132,683          121,589
-------------------------------------------------------------------------------------------------------------
GERALD J. ST. PE                     Southern Common Stock        40,399                                1,750
-------------------------------------------------------------------------------------------------------------
WILLIAM L. WESTBROOK                 Southern Common Stock       146,129           74,919                  80
                                       Mirant Common Stock         2,500
-------------------------------------------------------------------------------------------------------------
DIRECTORS, NOMINEES, AND             Southern Common Stock     2,113,070        1,697,308               2,278
EXECUTIVE OFFICERS AS A                Mirant Common Stock       171,297          188,346
GROUP (18 PEOPLE)
-------------------------------------------------------------------------------------------------------------

---------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
(2) Indicates shares of the Company's common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.
(3) Each director disclaims any interest in shares held by family members. Shares indicated are included in the Shares Beneficially Owned column.

--------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

This table shows information concerning the Company's chairman and each of the other five most highly compensated executive officers of the Company serving during 2000.

                                                                                    LONG-TERM COMPENSATION
                                                                           -----------------------------------------
                                                                                           NUMBER OF         LONG-
                                             ANNUAL COMPENSATION                           SECURITIES        TERM
                                             -------------------           RESTRICTED      UNDERLYING      INCENTIVE
                                                            OTHER ANNUAL     STOCK           STOCK           PLAN       ALL OTHER
NAME AND PRINCIPAL                    SALARY      BONUS     COMPENSATION   AWARDS($)        OPTIONS         PAYOUTS    COMPENSATION
POSITION                       YEAR     ($)        ($)         ($)(1)         (2)            (#)(3)         ($)(4)        ($)(5)
-----------------------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG(6)              2000   939,287   2,318,377     272,551             --        215,616         302,612       52,267
Chairman                       1999   903,426     181,896      23,755             --        201,196         579,392       49,283
Southern Company               1998   897,820     218,625      11,067             --        161,757         438,061       50,135
-----------------------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                 2000   655,806   1,014,696       8,305             --         85,354         201,760       34,902
Chairman, President & CEO      1999   603,658     126,000      31,023             --         71,153         375,137       32,654
Southern Company               1998   564,329     237,502       7,078        500,000         30,521         283,629       31,590
-----------------------------------------------------------------------------------------------------------------------------------
S. M. FULLER (7)               2000   416,385     630,000       3,000      1,666,676(MIR)    45,161              --       21,762
President & CEO                                                                             256,634(MIR)
Mirant Corporation             1999   341,462     465,231       1,146        400,000         17,988              --       17,274
                                                                                             66,881(MIR)
-----------------------------------------------------------------------------------------------------------------------------------
E. B. HARRIS                   2000   573,187     643,046     129,834        167,476         62,064              --       27,858
President & CEO                1999   550,674      97,125      15,301             --         31,341         330,618       29,800
Alabama Power Company          1998   545,102     192,751      19,060             --         29,411         249,971       30,180
-----------------------------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE (8)            2000   447,934     626,654      14,320             --         48,662              --       25,675
President & CEO                1999   388,819      85,389      16,051             --         24,110         321,983       20,885
Georgia Power Company
-----------------------------------------------------------------------------------------------------------------------------------
W. L. WESTBROOK (9)            2000   330,208     455,552      13,611             --         28,603              --       17,322
Financial VP, CFO & Treasurer
Southern Company

--------------------------------------------------------------------------------

(1) For Mr. Harris only, this includes the incremental cost of perquisites and personal benefits including $38,100 for tax and financial planning services and $25,280 for spousal travel expenses.
(2) Mr. Harris received 6,942 shares of restricted stock on July 17, 2000. Shares vest on July 17, 2001 with dividends being reinvested. The value on December 31, 2000 was $230,822. The amounts for Mr. Franklin and Ms. Fuller reflect grants of Company restricted stock units made in 1998 and 1999, respectively. These units vest based on their continued employment with dividends reinvested in additional units. On December 31, 2000, the following number and value of Company restricted stock units were held by:
    Franklin (20,120.72 units, $669,014) and Fuller (15,570.31 units, $517,713).
    The amount shown for Ms. Fuller in 2000 reflects the value of Mirant Corporation restricted stock units. The Mirant units vest 20% each time Mirant's stock price increases 20% over the price on the day of the grant and are payable in cash at vesting. During 2000, 20% of Ms. Fuller's grant vested. As of December 31, 2000, the number and value of Mirant restricted stock units held by Ms. Fuller were 60,606 units valued at $1,715,756.
(3) With the exception of Ms. Fuller, all stock options are Company stock options. In 2000, Ms. Fuller also received Mirant Corporation stock options and in 1999 she received units granted under the Mirant Value Creation Plan that were converted to Mirant stock options at the time of Mirant's initial public offering..
(4) Payouts made in 1999, 2000, and 2001 for the four-year performance periods ending December 31, 1998, 1999, and 2000, respectively.

(5) Company contributions in 2000 to the Employee Savings Plan and Employee Stock Ownership Plan, non-pension related accruals under the Supplemental Benefit Plan, and tax sharing benefits paid to participants who elected receipt of dividends on Company common stock held in the Employee Saving Plan are provided in the following table:

                                                                          ESP TAX
                                                                          SHARING
                                                                          BENEFIT   ESP ($)   ESOP ($)   SBP ($)
                                     ---------------------------------------------------------------------------
                                     A. W. Dahlberg                           --      7,650        810    43,807
                                     ---------------------------------------------------------------------------
                                     H. A. Franklin                           --      6,853        810    27,239
                                     ---------------------------------------------------------------------------
                                     S. M. Fuller                             --      6,853        810    14,099
                                     ---------------------------------------------------------------------------
                                     E. B. Harris                             --      5,958        810    21,090
                                     ---------------------------------------------------------------------------
                                     D. M. Ratcliffe                       1,993      6,853        810    16,019
                                     ---------------------------------------------------------------------------
                                     W. L. Westbrook                          --      6,853        810     9,659
                                     ---------------------------------------------------------------------------

(6) Mr. Dahlberg retired as Chairman on April 1, 2001.
(7) Ms. Fuller did not serve as an executive officer prior to 1999.
(8) Mr. Ratcliffe did not serve as an executive officer prior to 1999.
(9) Mr. Westbrook first became a named executive officer on December 31, 2000 and retired on April 1, 2001.

--------------------------------------------------------------------------------
STOCK OPTIONS
--------------------------------------------------------------------------------

OPTION GRANTS IN 2000

                                       NUMBER OF
                                      SECURITIES   PERCENT OF TOTAL
                                      UNDERLYING    OPTIONS GRANTED   EXERCISE OR                   GRANT DATE
                                         OPTIONS    TO EMPLOYEES IN    BASE PRICE    EXPIRATION        PRESENT
NAME                                 GRANTED (1)    FISCAL YEAR (2)     ($/SH)(1)      DATE (1)   VALUE ($)(3)
--------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                           215,616                 3          23.25      4/1/2006      1,983,667
--------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                            85,354                 1          23.25     2/18/2010        491,639
--------------------------------------------------------------------------------------------------------------
S. M. FULLER                              45,161                 1          23.25     2/18/2010        260,127
--------------------------------------------------------------------------------------------------------------
E. B. HARRIS                              62,064                 1          23.25      5/1/2009        357,489
--------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE                           48,662                 1          23.25     2/18/2010        280,293
--------------------------------------------------------------------------------------------------------------
W. L. WESTBROOK                           28,603                 1          23.25      4/1/2006        164,753
--------------------------------------------------------------------------------------------------------------

(1) Performance Stock Plan grants were made on February 18, 2000, and vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability, or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. Exercise price is the average of the high and low fair market value of the Company's common stock on the date granted. Options may be transferred to certain family members, family trusts, and family limited partnerships.
(2) A total of 6,977,038 stock options were granted in 2000.

(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of the Company's common stock at a future date. Significant assumptions are shown below:

                               --------------------------------------------------------------------------------------------------
                                                                                              DISCOUNT FOR FORFEITURE RISK:
                                               RISK-FREE RATE         DIVIDEND                       BEFORE                BEFORE
                               VOLATILITY           OF RETURN      OPPORTUNITY      TERM            VESTING            EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------
CHAIRMAN                           22.14%               6.52%             100%        10              7.79%                16.89%
---------------------------------------------------------------------------------------------------------------------------------
OTHERS                             22.14%               6.52%              50%        10              7.79%                12.40%
---------------------------------------------------------------------------------------------------------------------------------

These assumptions reflect the effects of cash dividend equivalents paid to participants under the Performance Dividend Plan assuming targets are met.

MIRANT CORPORATION OPTION GRANTS IN 2000

                           NUMBER OF
                          SECURITIES   PERCENT OF TOTAL
                          UNDERLYING    OPTIONS GRANTED   EXERCISE OR
                             OPTIONS    TO EMPLOYEES IN    BASE PRICE   EXPIRATION
NAME                     GRANTED (1)    FISCAL YEAR (2)     ($/SH)(1)     DATE (1)
----------------------------------------------------------------------------------
S. M. FULLER              170,455(3)               3.7          22.00    9/27/2010
                           86,179(4)               1.7          18.59    6/30/2010
----------------------------------------------------------------------------------

                             POTENTIAL REALIZED VALUE AT ASSUMED
                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                                     FOR OPTION TERM ($)
                       ------------------------------------------------
NAME                                0%              5%              10%
---------------------  ------------------------------------------------
S. M. FULLER                         0       2,358,361        5,976,550
                                     0       1,034,178        2,636,572
---------------------

(1) These grants vest annually at a rate of one-third on the anniversary date of the grant. Grants continue to vest normally upon termination as a result of death, total disability, or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier.
(2) A total of 4,993,995 Mirant stock options were granted in 2000.
(3) Initial equity grants made on September 27, 2000.
(4) Grants converted from Value Creation Plan were initially made on March 15, 2000.

--------------------------------------------------------------------------------
OPTION EXERCISES
--------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                   NUMBER OF      VALUE     OPTIONS AT YEAR-END (#)           YEAR-END ($)(2)
                             SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
           NAME              ON EXERCISE (#)     ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                        10,718    122,253       646,241         403,665     6,849,657       3,388,463
-------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                        10,728    125,721       234,422         142,963     2,755,413       1,234,031
-------------------------------------------------------------------------------------------------------------------
S. M. FULLER                   Not exercised          0        36,347          61,124       342,860         556,501
-------------------------------------------------------------------------------------------------------------------
E. B. HARRIS                   Not exercised          0       245,365          92,762     3,082,250         821,337
-------------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE                        1,998     24,351       105,368          69,415     1,270,125         623,212
-------------------------------------------------------------------------------------------------------------------
W. L. WESTBROOK                Not exercised          0        65,384          41,731       711,525         371,995
-------------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.
(2) These columns represent the excess of the fair market value of the Company's common stock of $33.25 per share, as of December 31, 2000, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2000.

AGGREGATED MIRANT OPTION EXERCISES IN 2000 AND YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                   NUMBER OF      VALUE     OPTIONS AT YEAR-END (#)           YEAR-END ($)(2)
                             SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
           NAME              ON EXERCISE (#)     ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
S. M. FULLER                               0          0        68,587         683,311     1,004,008       7,219,135
-------------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares or rights at the time of exercise above the exercise price.
(2) These columns represent the excess of the fair market value of the Company's common stock of $28.31 per share, as of December 31, 2000, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2000.

--------------------------------------------------------------------------------
LONG-TERM INCENTIVE AWARDS TABLE
--------------------------------------------------------------------------------

This table shows long-term incentive plan awards made for the performance period January 1, 2000, through December 31, 2003.

PRODUCTIVITY IMPROVEMENT PLAN

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                          PERFORMANCE OR     NON-STOCK PRICE BASED PLANS
                                                      OTHER PERIOD UNTIL    ------------------------------
                                         NUMBER OF         MATURATION OR    THRESHOLD    TARGET    MAXIMUM
NAME                                     UNITS (1)            PAYOUT (1)       ($)(2)    ($)(2)     ($)(2)
----------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                               6,366               4 years        3,183     6,366     12,732
----------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                               4,244               4 years        2,122     4,244      8,488
----------------------------------------------------------------------------------------------------------

(1) Each unit is equal to the value of one share of Company common stock. Under the Company's Executive Productivity Improvement Plan, the number of units granted to Messrs. Dahlberg and Franklin had a value based on the fair market value of Common Stock at the beginning of the performance period of $150,000 and $100,000, respectively. No awards are paid unless the participant remains employed by the Company through the end of the performance period.
(2) The threshold, target, and maximum number of units payable under the plan at the end of the performance period is 50%, 100%, and 200%, respectively, and can vary based on the Company's total shareholder return relative to a selected group of electric utilities. If certain minimum performance relative to the selected group is not achieved, there will be no payout; nor is there a payout if the current earnings of the Company are not sufficient to fund the dividend at the rate paid in the last calendar year. The plan provides that in the discretion of the Compensation & Management Succession Committee, extraordinary income may be excluded for purposes of calculating the amount available for the payment of awards. All awards are payable in cash at the end of the performance period.

--------------------------------------------------------------------------------
PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                                YEARS OF ACCREDITED SERVICE
-------------------------------------------------------------------------------------------------------------
COMPENSATION           15            20            25            30            35            40            45
-------------------------------------------------------------------------------------------------------------
 $  100,000    $   25,500    $   34,000    $   42,500    $   51,000    $   59,500    $   68,000    $   76,500
-------------------------------------------------------------------------------------------------------------
    300,000        76,500       102,000       127,500       153,000       178,500       204,000       229,500
-------------------------------------------------------------------------------------------------------------
    500,000       127,500       170,000       212,500       255,000       297,000       340,000       382,000
-------------------------------------------------------------------------------------------------------------
    700,000       178,500       238,000       297,500       357,000       416,500       476,000       535,500
-------------------------------------------------------------------------------------------------------------
    900,000       229,500       306,000       382,500       459,000       535,500       612,000       688,500
-------------------------------------------------------------------------------------------------------------
  1,100,000       280,500       374,000       467,500       561,000       654,500       748,000       841,500
-------------------------------------------------------------------------------------------------------------
  1,300,000       331,500       442,000       552,500       663,000       773,500       884,000       994,500
-------------------------------------------------------------------------------------------------------------
  1,500,000       382,500       510,000       637,500       765,000       892,500     1,020,000     1,147,500
-------------------------------------------------------------------------------------------------------------
  1,700,000       433,500       578,000       722,500       867,000     1,011,500     1,156,000     1,300,500
-------------------------------------------------------------------------------------------------------------
  1,800,000       459,000       612,000       765,000       918,000     1,071,000     1,224,000     1,377,000
-------------------------------------------------------------------------------------------------------------
  2,000,000       510,000       680,000       850,000     1,020,000     1,190,000     1,360,000     1,530,000
-------------------------------------------------------------------------------------------------------------
  2,200,000       561,000       748,000       935,000     1,122,000     1,309,000     1,496,000     1,683,000
-------------------------------------------------------------------------------------------------------------
  2,500,000       637,500       850,000     1,062,500     1,275,000     1,487,500     1,700,000     1,912,500
-------------------------------------------------------------------------------------------------------------

This table shows the estimated annual pension benefits payable at normal retirement age under Southern's qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with Southern's subsidiaries. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation. For Messrs. Dahlberg, Franklin, Harris, Ratcliffe, and Westbrook, compensation is base salary plus the excess of annual and long-term incentive compensation over 15 percent of base salary. For Ms. Fuller, it is base salary plus the excess of short-term incentive compensation over 10 percent of base salary. (These compensation components are reported under columns titled "Salary", "Bonus", and "Long-Term Incentive Plan Payouts" in the Summary Compensation Table on page
  ).

As of December 31, 2000, the applicable compensation levels and accredited service for determination of pension benefits would have been:

                                                                                                            ACCREDITED
                                                                                             COMPENSATION      SERVICE
                                                                      ------------------------------------------------
                                                                      A. W. Dahlberg           $2,103,140           39
                                                                      ------------------------------------------------
                                                                      H. A. Franklin            1,216,400           29
                                                                      ------------------------------------------------
                                                                      S. M. Fuller                771,116           15
                                                                      ------------------------------------------------
                                                                      E. B. Harris              1,006,892           41
                                                                      ------------------------------------------------
                                                                      D. M. Ratcliffe             780,996           28
                                                                      ------------------------------------------------
                                                                      W. L. Westbrook             539,152           35
                                                                      ------------------------------------------------

The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of Social Security offset that would apply
in most cases. (See page        for a description of additional supplemental
pension payable to Messrs. Dahlberg and Westbrook under agreements with the Company.)

--------------------------------------------------------------------------------
FIVE-YEAR PERFORMANCE GRAPH
--------------------------------------------------------------------------------

This performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's Electric Utility Index and the Standard & Poor's 500 Index for the past five years. The graph assumes that $100 was invested on December 31, 1995 in the Company's common stock and each of the above indices, and that all dividends are reinvested. The shareholder return shown below for the five-year historical period may not be indicative of future performance.

                                                                             S & P ELECTIRIC UTILITY
                                                    SOUTHERN COMPANY                  INDEX                  S & P 500 INDEX
                                                    ----------------         -----------------------         ---------------
1995                                                      $ 100                       $ 100                       $ 100
1996                                                         97                         100                         123
1997                                                        118                         126                         164
1998                                                        139                         146                         211
1999                                                        118                         117                         255
2000                                                        176                         180                         232

                                   APPENDIX A

                                SOUTHERN COMPANY
                            AUDIT COMMITTEE CHARTER

This Charter identifies the composition, purpose, authority, meeting requirements and responsibilities of the Southern Company Audit Committee (the "Committee") as approved by the Southern Company Board of Directors.

Composition of the Audit Committee

The Audit Committee will be comprised of at least three independent directors, each of whom will have a basic understanding of financial statements and at least one of whom will have prior accounting and related financial management expertise. Such requirements, for independence and financial literacy, are interpreted by the Board of Directors in its best business judgement in accordance with the rules of the Securities Exchange Commission (SEC) and the New York Stock Exchange.

Purpose of the Audit Committee

The purpose of the Audit Committee is to provide, on behalf of the Southern Company Board of Directors, oversight of:

- The Southern Company's accounting and financial reporting practices and policies and internal audit activities and procedures, including the assessment of the adequacy of internal accounting, compliance and controls systems.

- The Southern Company's financial statements and the independent audit thereof, including quarterly and annual reporting. This includes financial information for all Southern Company first-tier, consolidated subsidiaries.

- The independent public accountants, including their selection or nomination for Board of Directors, their performance evaluation and, where appropriate, their replacement.

- The independence of the external public accountants through evaluation and discussion of their annual written "Statement as to Independence" and consideration of non-audit services provided.

AUTHORITY OF THE AUDIT COMMITTEE

The Committee reports to the Board of Directors and has unrestricted access and authorization to obtain assistance from Southern Company personnel to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties, as it may deem appropriate and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties.

Meeting Requirements

The Audit Committee shall meet a minimum of four times each year, or more often if warranted, to receive reports from and discuss the quarterly and annual financial statements, including disclosures and other related information. The Audit Committee shall meet separately, at least annually, with the Director of Internal Auditing, the Compliance Officer, and the external auditor to discuss matters that the Audit Committee or any of these persons believe should be discussed privately. Meetings of the Audit Committee may utilize conference call, Internet or other similar electronic communication technology.

Responsibilities of the Audit Committee

1.   Financial Reporting and Accounting Practices

     The oversight responsibility of the Audit Committee in the area of financial reporting and accounting practices is to provide reasonable assurances that financial disclosures made by management accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated basis, as well as on a separate company basis for each first-tier, consolidated subsidiary that has publicly traded securities. To accomplish this, the Committee will:

                                                                              A1

     - Provide oversight of the external audit coverage, including:

      Annual nomination or selection of independent public accountants.

      Evaluation of the independent public accountants' performance.

      Evaluation of policies covering when or whether to engage the independent public accountants to provide non-audit services.

      Review of the independent public accountants' quarterly and annual work plans, results of the audit engagements and proposed and actual fees for services rendered. This includes audit and non-audit work plans and fees.

      Coordination with the Internal Auditing and Accounting functions.

      Assessment of the external auditors' annual "Statement as to Independence."

     - Review and discuss the quarterly and annual consolidated earnings announcements with management.

     - Review and discuss with management and the independent public accountants the quarterly and annual financial statements and recommend them for filing with the SEC. The financial statements include the Southern Company consolidated financial statements as well as the separate financial statements for all first-tier, consolidated subsidiaries with publicly traded securities. The review and discussion includes:

      Significant accounting policies and policy decisions.

      Significant judgments and estimates made by management.

      Significant reporting or operational issues identified during the reporting period, including how they were resolved.

      Issues on which management sought second accounting opinions.

      Adjustments to the financial statements proposed by the external auditors.

      Significant regulatory changes and accounting and reporting developments proposed by Financial Accounting Standards Board, SEC or other regulatory agency.

     - Review the letters of management representation given to the independent public accountants in connection with the audits of the annual financial statements.

2.   Internal Control

     The responsibility of the Audit Committee in the area of internal control in addition to the actions described in section (1) is to:

     - Provide oversight of the internal audit functions by:

      Reviewing audit plans, budgets and staffing levels.

      Reviewing audit results.

      Reviewing management's appointment, appraisal of, and/or removal of the Company's Director of Internal Auditing. At least every two years, regardless of the performance of the incumbent, the President and Chief Executive Officer will review with the Committee the merits of reassigning the Director of Auditing.

     - Assess the extent to which the planned audit scopes of the internal auditors and the independent public accountants can be relied on to detect fraud or weaknesses in internal controls.

     - Assess management's response to any reported weaknesses or compliance deficiencies.

     - Provide oversight of the Company's Compliance and Ethics Programs by:

      Reviewing the plans and activities of the Company's Corporate Compliance Officer.

 A2

      Reviewing results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

      Reviewing corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

      Reviewing significant cases of employee conflict of interest, unethical or illegal conduct.

     - Review the quality assurance practices of the internal auditing function and the independent public accountants.

     - Review and discuss significant risks facing the Company and the steps taken to monitor and minimize such risks.

     - Review different aspects of the Company's business on a planned basis to ensure a general understanding of the significant operations and functional areas and to assess the impact of these operations and functional areas on the internal control environment.

3.   Other

     - Report Committee activities and findings to the Board of Directors on a regular basis.

     - Report Committee activities in the Company's annual proxy statement to shareholders.

     - Review this charter at least annually and recommend appropriate changes.

                                                                              A3

                                                         (SOUTHERN COMPANY LOGO)

                                  Recycle Logo

                                   APPENDIX B

                                  ADMISSION TICKET           [GRAPHIC OMITTED]
(Not Transferable)

2001 ANNUAL MEETING OF STOCKHOLDERS
10 a.m. (EDT), May 23, 2001

Savannah International Trade & Convention Center
One International Drive
Savannah, Georgia  31402
888/644-6822               912/447-4000


Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Directions to Convention Center: From I-16, take Exit 166
(Charleston/Hardeeville Exit) and proceed over the Talmadge Bridge. Stay in right lane and follow signs to Hutchinson Island. At base of bridge, turn right onto Hutchinson Island. Follow signs to Trade & Convention Center.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Southern Company will be held on Wednesday, May 23, 2001, at 10:00 a.m. (EDT), at the Savannah International Trade & Convention Center, Savannah, Georgia. Stockholders owning shares at the close of business on March 26, 2001, are entitled to attend and vote at the meeting. Stockholders will act on the election of ten members of the board of directors, vote on the Omnibus Incentive Compensation Plan, and transact such other business as may properly come before the meeting.

 - - - - - - - - - - - - Detach and Mail Bottom Portion - - - - - - - - - - - -

                                [GRAPHIC OMITTED]

FORM OF PROXY AND                                            FORM OF PROXY
 TRUSTEE VOTING                                                   AND
INSTRUCTION FORM                                            TRUSTEE VOTING
                                                           INSTRUCTION FORM

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND
                         TRUSTEE VOTING INSTRUCTION FORM

The undersigned hereby appoints H. A. Franklin, G. E. Klappa, T. Chisholm, or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE SOUTHERN COMPANY, to be held at the Savannah International Trade & Convention Center, Savannah, Georgia, on May 23, 2001, at 10:00 a.m. (EDT), and any adjournments thereof, on all matters legally coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This form also provides voting instructions for shares held by the Trustees of the Employee Savings Plan and Employee Stock Ownership Plan and directs such Trustees to vote as indicated on all matters legally coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This Form of Proxy/Voting Instruction Form ("VIF") is solicited jointly by the Board of Directors of the Southern Company and the Trustees of the Employee Savings Plan and Employee Stock Ownership Plan pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not provided electronically, this form should be marked, signed, and dated and mailed in the enclosed envelope in time to reach the Company's proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717 by 9:00 a.m. on Wednesday, May 23, 2001 for common shares to be voted and 5:00 p.m. on Tuesday, May 22, 2001 for the Trustees to vote the Plan shares. The proxy tabulator will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively.

     THIS FORM OF PROXY/ VOTING INSTRUCTION FORM WILL BE VOTED AS SPECIFIED
        BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE
                   VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

                           Continued on reverse side.

[GRAPHIC OMITTED]                         THREE WAYS TO PROVIDE INSTRUCTIONS!

                                    Providing instructions by Internet or
PROXY SERVICES                      telephone is convenient and saves money.
P. O. BOX 9112                      If you wish, you may still provide
FARMINGDALE, NY  11735              instructions by mail.

                                    INTERNET - www.proxyvote.com Use the
                                    Internet to transmit your voting
                                    instructions. Have your Form of Proxy in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

                                    TELEPHONE - 1-800-690-6903 Use any
                                    touch-tone telephone to transmit your voting instructions. Have your Form of Proxy in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                    MAIL:

                                    Mark, sign, and date your Form of Proxy and return it in the postage-paid envelope we've provided or return to Southern Company, C/O ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                    If you provided instructions by Internet or
                                       phone, please do not mail this form.

                                                     THANK YOU


NOTE: The last instruction
received, either paper or
electronic, will be the last
tabulated.

                                                            CONTROL NUMBER
                                                        For  telephone/Internet

TO VOTE, MARK BLOCKS BELOW IN                              KEEP THIS PORTION
BLUE OR BLACK INK AS FOLLOWS:                              FOR YOUR RECORDS
-------------------------------------------------------------------------------
                                          DETACH  AND RETURN THIS PORTION ONLY

 THIS FORM OF PROXY/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED

THE SOUTHERN COMPANY

1.  ELECTION OF DIRECTORS:                                             For   Withhold  For All  To withhold authority to vote, mark
(01) D. P. Amos       (02) D. J. Bern       (03) T. F. Chapman         All     All     Except   "For All Except" and write nominee's
(04) H. A. Franklin   (05) B. S. Gordon     (06) L. G. Hardman III   (    )   (    )    (    )  number on the line below.
(07) E. B. Harris     (08) D. M. James      (09) Z. T. Pate                                     _______________________
(10) G. J. St. Pe

Vote on Items

                                                    For     Against     Abstain
2. APPROVE OMNIBUS INCENTIVE COMPENSATION PLAN      ( )     ( )         ( )

3. STOCKHOLDER PROPOSAL ON RENEWABLE ENERGY SOURCES ( )     ( )         ( )

UNLESS OTHERWISE SPECIFIED ABOVE, YOUR SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEM 3.


Mark here if you plan to attend the Annual Meeting. ( )

I (we) Consent to suspending future mailings of
the Annual Report and Proxy Statement on this
account.                                            ( )
I (we)receive other copies at the same household or will access the documents electronically


Signature [PLEASE SIGN WITHIN BOX] Date         Signature (Joint Owners)  Date

                                   APPENDEX C

                                SOUTHERN COMPANY

                       OMNIBUS INCENTIVE COMPENSATION PLAN

                             Effective May 23, 2001

                                    Contents

-------------------------------------------------------------------------------


Article 1.                 Establishment, Objectives, and
                           Duration..................................1

Article 2.                 Definitions...............................1

Article 3.                 Administration............................5

Article 4.                 Shares Subject to the Plan and
                           Maximum Awards............................5

Article 5.                 Eligibility and Participation.............6

Article 6.                 Stock Options.............................7

Article 7.                 Stock Appreciation Rights.................8

Article 8.                 Restricted Stock and Restricted
                           Stock Units..............................10

Article 9.                 Performance Units, Performance
                           Shares, and Cash-Based Awards............11

Article 10.                Performance Measures.....................13

Article 11.                Beneficiary Designation..................14

Article 12.                Deferrals................................15

Article 13.                Rights of Employees/Directors............15

Article 14.                Amendment, Modification, and
                           Termination..............................15

Article 15.                Withholding..............................16

Article 16.                Indemnification..........................16

Article 17.                Successors...............................17

Article 18.                General Provisions.......................17

                                Southern Company

                       Omnibus Incentive Compensation Plan

Article 1         Establishment, Objectives, and Duration

         1.1 Establishment of the Plan. The Southern Company (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Southern Company Omnibus Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards.

         Subject to approval by the Company's stockholders, the Plan shall become effective as of May 23, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2......Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors who make significant contributions to the Company's success and to allow those individuals to share in the success of the Company.

         1.3......Duration of the Plan. The Plan shall commence on the Effective
Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

Article 2.........Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

         2.2. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Cash-Based Awards.

         2.3. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

         2.4 "Base Value" shall mean the Fair Market Value of a Stock Appreciation Right on the date of its grant.

         2.5. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act.

         2.6. "Board" or "Board of Directors" means the Board of Directors of the Company.

         2.7. "Cash-Based Award" means an Award granted to a Participant, as described in Article 9 herein.

         2.8. "Change in Control Benefit Plan Determination Policy" shall mean the change in control benefit plan determination policy, as approved by the Board of Directors of Southern Company Services, Inc., as it may be amended from time to time in accordance with the provisions therein.

         2.9. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.10. "Committee" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. The Committee shall at all times maintain compliance with Code Section 162(m), or any successor statute thereto, as to the composition of the Committee.

         2.11.    "Common Stock" shall mean the common stock of the Company.

         2.12. "Company" means The Southern Company, a Delaware corporation, and any successor thereto as provided in Article 17 herein.

         2.13. "Consummation" shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         2.15. "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

         2.16. "Director" means any individual who is a member of the Board of Directors of the Company or any Subsidiary; provided, however, that any Director who is employed by the Company or any Subsidiary shall be considered an Employee under the Plan.

         2.17. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

         2.18. "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

         2.19. "Employee" means any employee of the Company or its Subsidiaries. Directors who are employed by the Company or its Subsidiaries shall be considered Employees under this Plan.

         2.20. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.21. "Fair Market Value" shall mean the average of the high and low prices at which a share of Common Stock shall have been traded on the respective measurement date, such as the date of grant or the exercise of an Award, or on the next preceding trading day if such date was not a trading date, as reported by the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares shall be determined by the Committee in good faith. In no event shall the Fair Market Value equal less than the par value of the Common Stock.

         2.22. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

         2.23. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

         2.24. "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         2.25. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

         2.26. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

         2.27. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.28. "Participant" means an Employee or Director who has been selected to receive an Award or, with respect to whom, an Award is outstanding under the Plan.

         2.29. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code
                  Section 162(m).

         2.30. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

         2.31. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

         2.32. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

         2.33.    "Person" shall have the meaning ascribed to such term in
                  Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.34. "Restricted Stock" means an Award granted to a Participant, as described in Article 8 herein.

         2.35 "Restricted Stock Unit" means an Award granted to a Participant, as described in Article 8 herein.

         2.36. "Retirement" shall have the meaning ascribed to such term in The Southern Company Pension Plan.

         2.37.    "Shares" means the shares of Common Stock.

         2.38. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

         2.39. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

         2.40. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

         2.41. "Trust" shall mean the Southern Company Deferred Compensation Trust.

         2.42.    "Trustee" shall mean the trustee of the Trust.

         2.43. "Voting Securities" shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

Article 3.........Administration

         3.1......General. The Plan shall be administered by a Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall be responsible for administration of the Plan; provided, however, that the determination of the number of Awards to be granted to Directors shall remain vested in the Board of Directors. The Committee shall have the authority to delegate administrative duties to (i) officers, Employees or Directors of the Company or Subsidiaries, or (ii) other Persons or organizations.

         3.2......Authority of the Committee. Except as limited by law or by the
Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; determine and certify whether Award requirements have been met; and (subject to the provisions of Articles 13 and 14 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

         3.3......Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board or the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, their estates and beneficiaries and the Subsidiaries.

Article 4.........Shares Subject to the Plan and Maximum Awards

         4.1......Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 30,000,000 (thirty million). Additionally, any Shares available for issuance under the Southern Company Performance Stock Plan on May 23, 2001 shall be transferred to the Plan, added to the reserved Shares and available for issuance to Participants under the Plan. No more than 15,000,000 (fifteen million) of the Shares available for issuance under the Plan may be granted in the form of Awards other than Stock Options. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

         (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

         (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

         (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 1,000,000 (one million).

         (d) Restricted Stock Units: The maximum aggregate payout (determined as of the end of the applicable restriction period) with respect to Awards of Restricted Stock Units granted in any one fiscal year to any one Participant shall be the greater of $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

         (e) Performance Shares. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

         (f) Performance Units and Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units or Cash-Based Awards awarded in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars).

         4.2......Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5.........Eligibility and Participation

         5.1......Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

         5.2......Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.........Stock Options

         6.1......Grant of Options. Subject to the terms and provisions of the
Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

         6.2......Award Agreement. Each Option grant shall be evidenced by an
Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

         The Committee, in its sole discretion, shall have the ability to require in the Award Agreement that the Participant must certify in a manner acceptable to the Committee that he/she is in compliance with the terms and conditions of the Plan and the Award Agreement. In the event that a Participant fails to comply with the provisions of this Section 6.2 prior to, or during the six (6) month period after any exercise, payment, or delivery pursuant to an Option, such exercise, payment, or delivery may be rescinded by the Committee within two (2) years thereafter. In the event of such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery, in such manner and or such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

         6.3......Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee.

         6.4......Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant.

         6.5......Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.6......Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company and/or the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by forgoing compensation that the Committee agrees otherwise would be owed, or (c) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (d) by the attestation of Shares, or
(e) by any combination of (a), (b), (c) or (d).

         The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         Subject to any governing rules or regulations, after receipt of a written notification of exercise and full payment, the Company may deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         All payments under all of the methods indicated above shall be paid in United States dollars.

         6.7......Restrictions on Share Transferability. The Committee may
impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8......Termination of Employment/Directorship. Each Participant's
Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

         6.9......Transferability of Options.

         (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this
                  Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7.........Stock Appreciation Rights

         7.1......Grant of SARs. Subject to the terms and conditions of the
Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

         The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

         The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

         7.2......Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

         7.3......Exercise of Freestanding SARs. Freestanding SARs may be
exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         7.4......SAR Agreement. Each SAR grant shall be evidenced by an Award
Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

         7.5......Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

         7.6......Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                  (a) The difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant; by

                  (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee's discretionary authority regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

         7.7......Termination of Employment/Directorship. Each SAR Award
Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, and need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

         7.8......Nontransferability of SARs. Except as otherwise provided in a
Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8.........Restricted Stock and Restricted Stock Units

         8.1......Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no shares are actually awarded to the Participant except that the Committee may designate that a portion of the Restricted Stock Unit be paid out in Shares.

         8.2......Award Agreement. Each Restricted Stock and Restricted Stock
Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.

         8.3......Transferability. Except as provided in this Article 8, the
Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         Except as otherwise provided in the Award Agreement, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights with respect to the Restricted Stock Units granted under the Plan shall be available during the Participant's lifetime only to such Participant.

         8.4......Other Restrictions. Subject to Article 10 herein, the
Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

         The Company, directly or through its designee, may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         8.5......Voting Rights. Subject to the terms of the Award Agreements,
Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant has no voting rights with Restricted Stock Units.

         8.6......Dividends and Other Distributions. Subject to the terms of the
Award Agreements, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares or Restricted Stock Units granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares or Restricted Stock Units, such that the dividends and/or the Restricted Shares or Restricted Stock Units maintain eligibility for the Performance-Based Exception.

         8.7......Termination of Employment/Directorship. Each Award Agreement
shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares or Restricted Stock Units following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a "Change in Control" (as defined in the Change in Control Benefit Plan Determination Policy) and terminations by reason of retirement, death or Disability, the vesting of Shares of Restricted Stock or Restricted Stock Units which qualify for the Performance-Based Exception and which are held by Covered Employees shall not be accelerated.

Article 9.........Performance Units, Performance Shares, and Cash-Based Awards

         9.1......Grant of Performance Units/Shares and Cash-Based Awards.
Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2......Value of Performance Units/Shares and Cash-Based Awards. Each
Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance or other goals, including without limitation time-based goals, in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards which will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

         9.3......Earning of Performance Units/Shares and Cash-Based Awards.
Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

         9.4 ....Determination of Awards. The factors required to determine
Awards under the Plan shall be fixed in all events by the end of the applicable performance period established by the Committee.

         9.5......Form and Timing of Payment of Performance Units/Shares and
Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in such form and at such time as the Committee shall determine at the time of the Award. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The discretionary authority of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

         At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

         9.6......Termination of Employment/Directorship Due to Death,
Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated, as specified by the Committee in its discretion.

         Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Committee in its sole discretion following the Performance Period and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not retire during the applicable Performance Period.

         9.7......Termination of Employment/Directorship for Other Reasons. In
the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

         9.8......Nontransferability. Except as otherwise provided in a
Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 10........Performance Measures

         Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

         (a)      Earnings per share;

         (b) Net income or net operating income (before or after taxes and before or after extraordinary items);

         (c) Return measures (including, but not limited to, return on assets, equity, or sales);

         (d) Cash flow return on investments which equals net cash flows divided by owners equity;

         (e)      Earnings before or after taxes;

         (f)      Gross revenues;

         (g)      Gross margins;

         (h) Share price (including, but not limited to, growth measures and total shareholder return);

         (i) Economic Value Added, which equals net income or net operating income minus a charge for use of capital;

         (j)      Operating margins;

         (k)      Market share;

         (l)      Revenues growth;

         (m)      Capacity utilization;

         (n)      Increase in customer base;

         (o)      Environmental health and safety;

         (p)      Diversity; and

         (q)      Quality.

         The Committee, in its sole discretion, shall have the ability to set such performance measures at the corporate level or the subsidiary/business unit level. If the Company's Shares are traded on an established securities market, any Awards issued to Covered Employees are intended but not required to meet the requirements of the Treasury Regulations under Code Section 162(m) necessary to satisfy the Performance Based Exception.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

         No Award shall be paid unless the Committee certifies that the requirements necessary to receive the Award have been met.

Article 11........Beneficiary Designation

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company or the Committee, and will be effective only when filed by the Participant in writing with the Company or the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 12........Deferrals

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Cash-Based Awards. If any such deferral election is required or permitted, the Committee may, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13........Rights of Employees/Directors

         13.1.....Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         13.2.....Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

         13.3.....Rights as a Stockholder. Except as otherwise provided in an
Award Agreement, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 14........Amendment, Modification, and Termination

         14.1.....Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part. Notwithstanding the foregoing, Section 18.4 of the Plan may not be amended following a "Change in Control" or "Southern Termination" (as such terms are defined in the Change in Control Benefit Plan Determination Policy).

         14.2.....Adjustment of Awards Upon the Occurrence of Certain Unusual or
Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

         14.3.....Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, except any action needed to preserve pooling of interests accounting.

         14.4.....Compliance with Code Section 162(m). At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, and such determination is communicated to the Committee, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board or the Committee may, subject to this
Article 14, make any adjustments it deems appropriate.

Article 15........Withholding

         15.1.....Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         15.2.....Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16........Indemnification

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17........Successors

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18........General Provisions

         18.1.....Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         18.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, provided that the remaining provisions shall be construed in a manner necessary to accomplish the intentions of the Company upon execution of the Plan.

         18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         18.4. Change in Control. The provisions of the Change in Control Benefit Plan Determination Policy are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or a Subsidiary, the funding of the Trust and the benefits to be provided hereunder in the event of such a change in control. Any modifications to the Change in Control Benefit Plan Determination Policy are likewise incorporated herein.

         18.5.....Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:

         (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

         (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

         18.6.....Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.

         18.7.....No Additional Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

         No Employee or Director shall have the right to be selected to receive an Award under this Plan or having been so selected, to be selected to receive a future Award.

         Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Affiliate, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

         18.8.....No Effect on Other Benefits. This receipt of Awards under the
Plan shall have no effect on any benefits and obligations to which a Participant may be entitled from the Company or any Affiliate, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

         18.9.....Employees Based Outside of the United States. Notwithstanding
any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:

         (a) Determine which Employees employed outside the United States are eligible to participate in the Plan;

         (b) Modify the terms and conditions of any Award granted to Employees who are employed outside the United States; and

         (c) Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.9 by the Board or the Committee shall be attached to this Plan document as Appendices.

         18.10....Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the ISO portion of this Plan shall be effective only if approved by the shareholders of the Company (excluding a Subsidiary) within 12 months before or after the date the Plan is adopted. If not so approved, any Options which were designated as ISOs hereunder shall be automatically be converted to NQSOs.

         18.11....Governing Law. To the extent not preempted by federal law, the
Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                      SOUTHERN COMPANY


                                      By:_____________________________________
                                         H. Allen Franklin
                                         President and Chief Executive Officer

ATTEST:

By:_________________________________
       Tommy Chisholm
       Secretary